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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 2 to the Registration Statement of Alliance Imaging, Inc. on Form S-1 of our report dated February 22, 2001 (June 30, 2001 as to the effects of the stock split described in Note 1), appearing in the Prospectus, which is part of this Registration Statement, and of our report dated February 22, 2001 relating to the financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP


Costa Mesa, California
July 20, 2001